EXHIBIT 24.2


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned hereby constitute and appoint Timothy J. Fretthold, H. Pete Smith, Curtis V. Anastasio, and Todd Walker, and each of them, their true and lawful attorney or attorneys-in-fact, with full power of substitution, resubstitution, and revocation, for them and in their name, place, and stead, in any and all capacities (including as an officer or director of ULTRAMAR DIAMOND SHAMROCK CORPORATION (the "Corporation"), to sign a Registration Statement of the Corporation and certain of its subsidiaries on Form S-3 for the purpose of registering, pursuant to the Securities Act of 1933, up to $700,000,000 in the aggregate of Common Stock (and associated stock purchase rights), Preferred Stock, Senior Debt, Subordinated Debt, Guaranties, Partnership Securities, and Trust Securities of the Corporation and certain of its subsidiaries, and to sign any or all amendments and any or all post-effective amendments to such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney or attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

/s/ R. R. Hemminghaus                      /S/ Jean Gaulin
    R. R. HEMMINGHAUS                          JEAN GAULIN

/s/ E. Glenn Biggs                         /S/ Byron Allumbaugh
    E. GLENN BIGGS                             BYRON ALLUMBAUGH

/s/ W. E. Bradford                         /S/ H. Fredrick Christie
    W. E. BRADFORD                             H. FREDERICK CHRISTIE

/S/ W. H. Clark                            /S/ Russell H. Herman
    W. H. CLARK                                RUSSELL H. HERMAN

/s/ Bob Marbut                             /S/ Madeleine Saint-Jacques
    BOB MARBUT                                 MADELEINE SAINT-JACQUES

/s/ Katherine D. Ortega                    /S/ C. Barry Schaefer
    KATHERINE D. ORTEGA                        C. BARRY SCHAEFER

/s/ H. Pete Smith
    H. PETE SMITH

Dated: February 4, 1998